Exhibit 99.1

NovaBay Pharmaceuticals Issues Letter to Stockholders

EMERYVILLE, Calif. (May 14, 2020) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY) announces that CEO Justin Hall has issued the following letter to stockholders:

To My Fellow Stockholders:

As pandemic-related shelter-in-place restrictions are beginning to lift in certain geographies and Americans are preparing to return to school, work and social activities, NovaBay has focused on offering our fellow Americans products they need to help them stay safe. NovaBay has business contacts around the globe, and we worked tirelessly with them to secure quality COVID-19 personal-protection and diagnostic products, while at the same time continuing to advance our previously announced cost-efficient sales and marketing strategy for Avenova®. I’m gratified to report this parallel strategy is working very well, with combined product sales in the month of April surpassing our total revenue for the entire first quarter.

Just as Avenova is considered the highest quality product in its market segment, we are also confident in the quality of the new products we are securing for U.S. distribution in response to the COVID-19 pandemic. Our confidence is based on the reputation of our suppliers as well as the results from third-party lab testing.

We began selling KN95 masks through our website Avenova.com less than two months ago, and we are already nearing the milestone of one million units sold. These KN95 masks are effective in filtering out at least 95 percent of airborne particles, including microorganisms, dust, pollen and air pollution, making them ideal for personal protection in public places. We are highly confident in their design as they are CE certified and meet the KN95-level requirements. In order to distinguish them from the many inferior quality masks currently in the marketplace, our partner mask manufacturer has submitted the KN95 masks for emergency use authorization (“EUA”) from the U.S. FDA to further validate their quality. Due to the backlog of new COVID-19 related products submitted, the FDA has not given us a timeframe for review. While many Americans continue to have difficulty acquiring masks, our masks are in stock in the U.S. and ready for immediate shipping, with customers typically receiving them within a day or two of ordering.

Most of our current volume is attributable to bulk orders from large institutions. We expect that pattern will continue in the near term and that our KN95 mask sales through Avenova.com will remain fairly steady with April levels. We are also offering a special promotion combo pack of 30 masks and two bottles of Avenova for $199. Avenova, with its antimicrobial properties and applied as a facial spray, is a perfect complement to the mask. I’m pleased to report that some companies are placing bulk orders for this combo pack and shipping them directly to their employees’ homes as a gesture of goodwill.

Less than a month ago, we announced an exclusive U.S. distribution agreement for a highly sensitive rapid, point-of-care, finger prick COVID-19 antibody test. Public health experts and leaders across the country are citing a critical need for mass testing and tracing procedures for those who have been infected with COVID-19 as a condition for safely reopening our economy. As work and social activities resume, we expect that testing will become an even greater priority to determine who is actively infected and who may have antibodies against the pathogen. Importantly, we are confident in the reliability of our product versus some questionable tests that have been introduced to the market. We believe the accuracy of our test is comparable to those already receiving EUA from the FDA. We filed for EUA approval on April 17 and remain in regular contact with the FDA reviewer assigned to evaluate our test. Regulatory reviews of COVID-19 antibody tests have been slow as the FDA is tirelessly working through a backlog of submissions.

To be clear, we will not be selling this point-of-care test until such time as EUA from the FDA has been received. Once granted, we will begin marketing the test through our sales team to healthcare professionals across the country, who then will administer the test. The test uses a drop of whole blood for the detection of COVID-19 antibodies, with results available in approximately 10 minutes. Our test detects for the presence of both IgM and IgG. IgM is usually the first antibody generated by the body in response to the coronavirus. Later, the IgG antibody is generated and replaces IgM as the predominant antibody in response to the infection. While in some ways our test is similar to others on the market, it is differentiated by its use of a slightly larger blood sample to improve accuracy and shortened testing time of 10 minutes versus 20 minutes with others. Additionally, our test is self-contained without the need for additional materials or ancillary reagents, which competing tests require. While we are confident in the quality of our test, because of the fast-changing regulatory landscape, we cannot give guidance on the timeline for FDA review or whether we will receive clearance for commercial marketing and sale. Our sales team is in place and eager for this new opportunity.

During this time of shelter-in-place, our team is also focusing on promoting Avenova, both online and to doctors in historically high-performing territories. We introduced Avenova Direct as a prescription-strength consumer product last June, and online sales during the 2020 first quarter accounted for more than half of all Avenova revenue for the very first time. We previously announced the introduction of refreshed consumer branding for Avenova with new packaging and reinvigorating messaging that emphasizes quality-of-life themes. While e-commerce sales are becoming a growing percentage of the total, we are pursuing a strategy to cost-effectively expand our customer base. We are pleased by the reception to our refreshed branding, and we're open to the opportunity to increase sales through affiliate relationships to help reach the 41 million Americans who suffer from blepharitis and related eye conditions.

NovaBay’s proprietary pure hypochlorous acid (HOCl) is a form of an antibacterial/antimicrobial agent naturally produced by the human body in response to pathogens. HOCl has also been endorsed by the Centers for Disease Control and Prevention (CDC) as a disinfectant useful against SARS-CoV-2. We are conducting third-party laboratory tests to verify the efficacy of our specific formulation against the SARS CoV-2 pathogen. The popularity of Avenova could significantly increase as Americans seek alternative disinfectant solutions that are proven to be safe and well-tolerated on human skin, including the face and sensitive area around the eyes. Americans have become educated to the CDC warning against touching one’s face as this significantly increases the risk of potential infection. Avenova is manufactured in the U.S. and the supply chain for its components is currently robust. We are increasing our advertising to broaden our customer base of regular long-term users.

Also in keeping with our strategy, we are targeting ophthalmic and skin care product line extensions that will leverage our salesforce and our sales channels under economics that make sense for NovaBay. We are pursuing a range of options including product licensing and acquisitions.

While we look forward to a return to more normalized business operation, NovaBay continues to work hard under remote conditions. I’d like to thank my colleagues for our shared dedication to success, and also thank our stockholders for your confidence in the NovaBay team as we build stockholder value.

Sincerely,

Justin Hall

Chief Executive Officer and General Counsel

PS. Please note we are holding a virtual Annual Meeting of Stockholders on May 26, 2020 beginning at 5:00 p.m. Pacific Time. Instructions for joining the meeting are in the proxy materials sent to stockholders as of our Record Date. We appreciate your support for the initiatives our Board has endorsed.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, CELLERX® for the aesthetic dermatology market and NEUTROPHASE® for the wound care market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of NovaBay Pharmaceuticals, Inc. This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and current product offerings, potential future product offerings, possible regulatory clearance of any of our products or future products, and any future revenue that may result from selling these products, as well as generally the Company’s expected future financial results. These forward-looking statements are identified by the use of words such as “expect,” “future growth,” “reduce,” and “expand,” among others. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, the possibility that the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the Company’s cash needs, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

President and Chief Executive Officer

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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